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Filed Pursuant To Rule 424(b)(5)
Registration Statement No. 121393

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 21, 2005

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 12, 2005)

6,000,000 Shares

POINT THERAPEUTICS, INC.

Common Stock

        We are offering 6,000,000 shares of our common stock.

        Our common stock is quoted on the Nasdaq Capital Market under the symbol "POTP." The last reported sale price of our common stock on October 20, 2005 was $4.30 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Point Therapeutics	$	$

        The underwriters may also purchase up to an additional 900,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover any overallotments. If the overallotment option is exercised in full, we will receive additional proceeds, before expenses, of $                  .

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares will be ready for delivery on or about                                , 2005.

Pacific Growth Equities, LLC	CIBC World Markets

The date of this prospectus supplement is                                , 2005.

Prospectus Supplement

Prospectus

        You should rely only on the information contained in this prospectus supplement or contained in or incorporated by reference in the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption "Where You Can Find More Information" in the prospectus.

        We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Point," "we," "us" and "our" refer to Point Therapeutics, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement and the financial statements incorporated by reference in the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. Except where we state otherwise, the information we present in this prospectus supplement assumes no exercise of the underwriters' overallotment option.

About Point Therapeutics, Inc.

        We are a biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Talabostat (PT-100), our lead product candidate, is an orally-active small molecule currently in several Phase 2 clinical trials. Based on the clinical results observed to date, we recently initiated our first pivotal Phase 3 clinical trial studying talabostat in combination with docetaxel in metastatic non-small cell lung cancer (NSCLC).

        In 2004, we initiated four Phase 2 clinical trials, studying talabostat in combination with docetaxel in metastatic NSCLC, as a single agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, and in combination with rituximab in advanced chronic lymphocytic leukemia (CLL). The clinical trials are single-arm studies using a two-stage design to determine potential clinical activity (tumor response rate) as compared to historical rates. In 2005, we initiated a fifth Phase 2 clinical trial, studying talabostat in combination with gemcitabine in metastatic pancreatic cancer. This trial is also a single-arm study using a two-stage design to determine potential clinical activity (six month survival).

        We believe that talabostat could be used in both solid and hematologic malignancies and in combination with a range of chemotherapies, monoclonal antibodies, other forms of cancer treatment, and as a single agent. Because talabostat inhibits certain DPPs which causes an up-regulation of both the innate and acquired arms of the immune system, we believe talabostat can be used in combination with existing chemotherapy regimens to stimulate an independent attack on solid tumors, resulting in potentially better outcomes than with chemotherapy alone. We also believe that talabostat can enhance the therapeutic effects of monoclonal antibodies against certain tumors by causing an up-regulation of both the innate and acquired arms of the immune system and by facilitating the migration of certain immune system cells to the tumor sites. We are also exploring the possibility that a specific DPP, fibroblast activation protein (FAP), could be a tumor-associated target. FAP has been reported to play a role in tumor growth and metastases, and we are investigating whether the inhibition of FAP could potentially have a direct beneficial effect on some tumors.

        In addition, our portfolio includes two other DPP inhibitors in preclinical development—PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant. PT-630 has a high affinity for DPP-4 which is a target that numerous pharmaceutical companies are exploring as a potential promising therapy to treat type 2 diabetes. We believe that PT-630 potentially has differentiating characteristics from other DPP-4 inhibitors currently being clinically developed. Some of these differentiating characteristics include possible once-a-day dosage, higher potency, prolonged action, stabilization of pancreatic beta cells, improved insulin sensitivity, better glycemic control and reduced triglyceride levels. Our second DPP inhibitor preclinical candidate, PT-510, is being developed as a potential vaccine adjuvant for both cancer and infectious disease. We have preclinical proof of principle data that indicates PT-510 upregulates both cytokines and chemokines which are believed to be critical for the induction of an immune response.

Candidate	Indication	Development Status
Talabostat (PT-100)	Metastatic NSCLC in combination with docetaxel	Phase 3
	Metastatic melanoma as a single agent	Phase 2
	Metastatic melanoma in combination with cisplatin	Phase 2
	Advanced CLL in combination with rituximab	Phase 2
	Metastatic pancreatic cancer in combination with gemcitabine	Phase 2
PT-630	Type 2 diabetes	Preclinical
PT-510	Vaccine adjuvant for cancer and infectious disease	Preclinical

Strategy

        The strategy of our current clinical development program is to develop the full range of potential commercial applications of talabostat, with priorities given to the fastest-to-market applications. At the present time, we have not partnered or otherwise entered into any co-development or other collaboration agreements with any third party for any of our development programs, and we retain the rights to commercialize talabostat in all major worldwide markets. Depending upon the availability of future capital and our own resources, we may seek a collaboration partner to help fund the further development of one or more of our programs and to assist us in marketing, promotion and distribution in the event we obtain regulatory approval for any of our drug candidates. In addition, from time to time we evaluate new technologies to broaden our portfolio of potential products, including in-licensing and collaboration arrangements, as well as more expansive corporate relationships, including mergers and acquisitions.

Corporate Information

        Our principal offices are located at 155 Federal Street, Boston, Massachusetts 02110. Our telephone number is (617) 933-2130. Our Internet address is www.pther.com. The information on our website is not incorporated by reference into this prospectus supplement, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by Point Therapeutics	6,000,000 shares
Common stock to be outstanding after this offering	29,494,559 shares
Use of proceeds
We intend to use the net proceeds from this offering for further clinical development of talabostat and general corporate purposes, including research and development and general and administrative expenses.
The Nasdaq Capital Market symbol	POTP

        The number of shares of our common stock to be outstanding immediately after this offering is based on the number of shares outstanding as of October 20, 2005, which was 23,494,559 shares. This number does not include:

  •
  an aggregate of 4,195,031 shares of common stock issuable upon the exercise of options outstanding as of October 20, 2005 at a weighted average exercise price of $3.78 per share;

  •
  an aggregate of 2,592,500 shares of common stock issuable upon the exercise of warrants outstanding as of October 20, 2005 at a weighted average exercise price of $4.10 per share; and

  •
  an aggregate of 1,485,417 shares of common stock available for issuance under our stock option plans.

        Unless otherwise stated, the information contained in this prospectus supplement assumes no exercise of the underwriter's overallotment option.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference in the accompanying prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

If we fail to obtain the capital necessary to fund our operations, we will be unable to successfully develop or commercialize talabostat

        As of June 30, 2005, we had a cash balance of approximately $23.6 million. We currently anticipate spending during the next twelve months an average of at least $2.5 million per month to fund our preclinical and clinical programs and related general and administrative activities. Without giving effect to this offering, our current cash balance is expected to be sufficient to allow us to maintain our current and planned operations into the first half of 2006. It is difficult to estimate at this time the additional funds required to finance our operations as we are currently uncertain about the therapeutic indications that we will continue to clinically develop into later stages, the extent of the clinical program required to successfully develop a selected therapeutic indication, and if any of these programs will eventually be financed through a collaboration with a better funded partner. Also, we do not know whether additional funding will be available when needed, or that, if available, we will be able to obtain funding on satisfactory terms. We have incurred approximately $58.6 million of expenses since inception through June 30, 2005, and expect our capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure and preclinical and clinical trial activities. We may raise these funds through corporate partnerships, additional sales of securities in both public and private offerings as the markets allow, and merger and acquisition activities and consolidations.

        In addition to the progress of our preclinical and clinical effort, our future capital requirements depend on many other factors, including: the cost and timing of regulatory approvals of talabostat, technological advances, the reevaluation of the commercial potential of talabostat in light of developments in our industry or market, the status of competitive products, the establishment of a sales force and the development of manufacturing capacity. Unexpected events or other factors beyond our control could also impact our capital requirements.

        We may be required to relinquish rights to our technologies or talabostat, or grant licenses on terms that are not favorable to us, in order to raise additional funds through alliance, joint venture and licensing arrangements. If adequate funds are not available, we will be required to delay, reduce the scope of or eliminate one or more of our preclinical and clinical programs.

Our lead product candidate, talabostat, is in human clinical development, and its safety and effectiveness are still being determined

        Our lead product candidate, talabostat, is currently undergoing evaluation in clinical trials for the treatment of certain solid tumors and hematologic malignancies. To obtain regulatory approval for the commercial sale of talabostat for its intended therapeutic applications, we must demonstrate in carefully controlled and well-designed clinical trials that talabostat is safe and effective in humans for the proposed therapeutic indications. In addition to animal safety studies, we have conducted Phase 1 human clinical safety studies, both in single and multiple doses, which have provided us sufficient safety information to select dose ranges for our Phase 1 human clinical dose finding studies. These Phase 1 dose finding studies have, in turn, provided us safety and effectiveness information to select doses for our Phase 2 human clinical studies which are evaluating safety and effectiveness of talabostat in larger cohort groups. Although with the completion of each of our human clinical studies we are learning more about the safety profile of talabostat, we cannot yet predict whether subjects in clinical trials will suffer unacceptable health consequences related to talabostat. Our clinical trials may be suspended at any time if the FDA or we believe that the participating subjects are exposed to unacceptable health risks. In addition, we cannot yet predict whether talabostat will be effective treating the therapeutic applications for which the human clinical studies we are conducting have been designed or that physicians or the FDA will consider talabostat effective for such therapeutic applications. In addition, even if talabostat is shown to be effective in our clinical trials, we cannot predict whether the FDA will determine that the therapeutic benefits of talabostat outweigh any perceived adverse effects of the drug. If talabostat is not safe or effective, or is perceived as not being safe or effective by the FDA or physicians, our business, financial condition, results of operations and prospects will be harmed.

Our lead product candidate, talabostat, is in human clinical development, and we may not be able to design or implement an effective clinical development plan which will result in timely FDA approval for the selected therapeutic applications

        Our lead product candidate, talabostat, is currently undergoing evaluation in clinical trials for the treatment of certain solid tumors and hematologic malignancies. Conducting clinical trials is a lengthy and highly uncertain process. The length of time to complete clinical trials varies according to the type, complexity, novelty and intended use of the product candidate. We may not have designed our clinical trials in a way that results in their fastest completion because of unforeseen safety or effectiveness issues. Our trials may take longer to complete than we anticipate because of a slower than expected rate of eligible subject recruitment in the trials. If our clinical trials take longer than we expect, we may have greater expenses than we project and may have a more difficult time raising additional capital to fund future or even existing capital requirements.

        Even if we are able to conduct our clinical trials in a timely manner, other factors related to the conduct of the trials could still adversely affect our chances of obtaining FDA approval. We may not be able to adequately follow or evaluate the subjects of the clinical trials after their treatment to establish a positive therapeutic effect. We may not be able to maintain a database of sufficient integrity to track safety and effectiveness information of treated subjects that would withstand appropriate FDA scrutiny. We, or our chosen vendors, may fail to comply with FDA regulations for good clinical practices.

        If we obtain FDA approval for one or more therapeutic indications, we may then elect to perform further clinical studies intended to broaden the labeling indications. If such studies do not support expanding the labeling indications, our ability to promote and market such products will be limited.

If talabostat is not a successful drug candidate, and we are unable to obtain or successfully develop other potential drug candidates, we may be adversely affected

        In addition to our substantial efforts developing talabostat on a preclinical and clinical basis, we from time to time evaluate new technology opportunities to broaden our portfolio of potential drug candidates, including in-licensing opportunities, collaboration arrangements as well as more expansive corporate relationships, such as mergers and acquisitions. However, we may not be able to consummate a transaction to broaden our portfolio of potential drug candidates on terms satisfactory to us. If talabostat is not ultimately a successful drug candidate and we cannot obtain other potential drug candidates through one or more strategic transactions, our business, financial condition and results of operations and prospects will be harmed.

We have had a history of losses, and expect to continue to incur losses and may not achieve or maintain profitability

        As of June 30, 2005, we had an accumulated deficit of approximately $49.8 million. The extent of our future losses and the timing of profitability are highly uncertain, and we may never achieve profitable operations. We have not had any products that have generated any sales revenue, and we likely will not until talabostat or any other of our products become commercially available, if ever. We expect to incur losses at least until we begin commercial sales of our first approved product, if any. We expect that our operating expenses will increase and accelerate as our preclinical, clinical and support operations expand, even if we succeed in developing one or more commercial products. Our ability to achieve product revenue and profitability is dependent on our capability, alone or with partners, to successfully complete the development of talabostat, conduct clinical trials, obtain necessary regulatory approvals, and manufacture, distribute, market and sell talabostat. We cannot provide assurance that we will generate product revenues or achieve profitability.

If Tufts University School of Medicine terminates our license, we could experience delays or be unable to complete the development and commercialization of our potential products

        We license key technology including the rights to talabostat, our lead product, from Tufts University School of Medicine ("Tufts"). The underlying licenses for this technology terminate on the later of the date of the last-to-expire patents, or 15 years from the date of initial commercial sale of the licensed product. Termination of these licenses prior to or upon expiration of the term could force us to delay or discontinue our development and commercialization programs. Pursuant to the terms of the license, Tufts has the right to terminate the license prior to expiration of the term upon a material breach of the license by us, our ceasing to do business or becoming insolvent, or our failure to sell a licensed product in the U.S. market by May 2009. We have no assurance that we would be able to license substitute technology in the future. Our inability to do so could impair our ability to conduct our business because we may lack the technology, the necessary rights to such technology, or the finances required, in each case, to develop and commercialize our potential products.

If we fail to obtain regulatory approval for talabostat in a timely manner, our operating results and business may be adversely affected

        We must obtain regulatory approval before marketing or selling talabostat in any major world pharmaceutical market for any therapeutic application for talabostat. Due to risks and uncertainties inherent in clinical testing and the regulatory process, we are not able to estimate when talabostat may be commercially available for any application, if at all.

        In the U.S., we must obtain FDA approval for talabostat and each indication that we intend to commercialize. The FDA approval process is typically lengthy and expensive, and such approval is never certain and entails a high degree of risk. Products marketed, manufactured or distributed abroad are also subject to foreign government regulation. Talabostat has not received regulatory approval to be commercially marketed and sold for any therapeutic indication. If we fail to obtain regulatory approval, we will be unable to market and sell talabostat. We cannot predict with certainty if or when we might submit talabostat for regulatory approval for any therapeutic indication. Once we submit talabostat for review, we cannot assure you that the FDA or other regulatory agencies will grant approvals on a timely basis or at all. If regulatory approval for any therapeutic application for talabostat is delayed, our business, financial condition or results of operations would be materially adversely affected.

Because we rely on third parties to conduct human clinical studies, we may encounter delays in product development and commercialization

        We have relatively few employees and do not have sufficient internal resources or experience to conduct human clinical trials completely on our own. We must therefore contract with third parties to perform the clinical trials needed for us to submit talabostat to the FDA for marketing approval.

        Although we continue to increase our internal clinical development capability, including our ability to supervise, manage and, as necessary, replace outside vendors, we still outsource a substantial amount of the clinical trial development process. Thus, we may lose control over the cost of and time required to conduct these studies. In addition, these third parties might not conduct our clinical trials in accordance with regulatory requirements. The failure of any contractor to carry out its contractual duties could delay or increase the cost of the successful development and commercialization of talabostat.

We may fail to adequately protect or enforce our intellectual property rights, and our products and processes may infringe the intellectual property rights of others

        Protection of our compounds and technology owned or licensed by us is essential to our business. Our policy is to protect our technology by, among other things, filing or causing to be filed on our behalf patent applications for technology relating to the development of our business. We own or have licensed 16 issued U.S. patents and 14 pending U.S. patent applications. Most of these patents and patent applications relate to our oncology, diabetes and vaccine adjuvant technologies. If regulatory extensions are not taken into account, one U.S. patent expires in 2007; one U.S. patent and one application expire in 2011; one U.S. patent expires in 2012; and the remaining patents and applications expire in 2016 and beyond. We also own or have licensed foreign patents and patent applications corresponding to most of the U.S. patents and patent applications. It is possible that no patents will be issued on our pending patent applications, and it is possible that our patent claims, now or in the future issued, will not be sufficient to protect our products and technology, will not be sufficient to provide protection against competitive products, or otherwise will not be commercially valuable. Any patents issued to or licensed by us could be challenged, invalidated, infringed, circumvented or held unenforceable.

        Our commercial success will also depend in part on our ability to commercialize talabostat without infringing on patents or other proprietary rights of others. Talabostat or our other drug candidates may infringe current or future patents or other proprietary rights of others. To date, we have not received any communications from third parties nor are we aware of any claims by third parties that talabostat or any of our other activities infringe upon the patent or other proprietary rights of any third party. However, we cannot assure you that other companies or individuals have not or will not independently develop substantially equivalent proprietary rights or that other parties have not or will not be issued patents that may prevent the sale of our products or require licensing and the payment of significant fees or royalties in order for us to be able to carry on our business. If we are successful in the preclinical and clinical development of PT-630, our lead drug candidate for the treatment of type 2 diabetes, to market and sell that drug we may need to obtain at least a non-exclusive license for relevant use patents from third parties, and there can be no assurance that we will be able to obtain that license on economically favorable terms. We from time to time engage in discussions with Tufts, other licensors, vendors and other parties about the scope and enforceability of our contractual rights that may include utilization of dispute resolution procedures contained in applicable agreements. Otherwise, we have not notified any third party that they are infringing any of our proprietary rights.

        Litigation or other legal proceedings could result in substantial costs to us and may be necessary to enforce any of our patents or other proprietary rights or to determine the scope and validity or enforceability of other parties' proprietary rights. The defense and enforcement of patent and intellectual property claims are both costly and time consuming, even if the legal outcome is favorable to us. Any adverse legal outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease manufacturing or selling our future products.

        Our employees, consultants and advisors are required to enter into written confidentiality agreements that prohibit the disclosure or use of confidential information. We also have entered into written confidentiality agreements that are intended to protect our confidential information delivered to third parties for research and other purposes. However, these agreements could be breached, and we may not have adequate remedies for any breach, or our trade secrets and proprietary information could otherwise become known or be independently discovered by others. We have not notified any person of a violation of a confidentiality agreement that has materially harmed our business.

If our competitors reach the market sooner or develop products and technologies that are more effective, less costly, or have reduced side effects, our commercial opportunity will be reduced or eliminated

        The pharmaceutical and biotechnology industries are intensely competitive. There are existing products on the market, including generics, that are used for the treatment of subjects with the same indications that we have targeted including, among others, Chiron's Proleukin(R), Bayer's DTIC-Dome(R), Sanofi-Aventis' Taxotere(R), Bristol-Myers Squibb's Paraplatin(R) and Platinol AQ(R), AstraZeneca's Iressa(R), Amgen Inc.'s Aranesp(R), Neupogen(R) and Neulasta(R), GSK's Bexxar(R), OSI Pharmaceutical's Tarceva(R), Eli Lilly's Alimta(R) and Gemzar(R), Genzyme's Campath(R), JNJ's Procrit(R), and Biogen-IDEC's Zevalin(R) and Genentech / Biogen-IDEC's Rituxan (R). There are also several other potential competitive products in development at other companies. If any of these products are successful in the clinic, we may experience additional competition. Because talabostat is still in clinical development, we do not have the sales, marketing, manufacturing or distribution capabilities necessary to compete with well-established companies. If talabostat is approved by the FDA for one or more therapeutic applications, we may enter into collaboration agreements with one or more established companies in order to compete in the marketplace. There can be no assurances that we would be able to successfully enter into any such collaborations with third parties or that any such collaborations would be entered into on terms satisfactory to us.

        There are also many public and private pharmaceutical companies, biotechnology companies, public and private universities, governmental agencies and research organizations actively engaged in drug discovery and research and development of products for the treatment of subjects with the same indications that we have targeted. Many of these organizations have financial, technical, regulatory, patenting, manufacturing and marketing resources that are far greater than ours. If a competitor were to successfully develop or acquire rights to a similar or more effective treatment of subjects with the same indications targeted by us or one that has reduced side effects or offers significantly lower costs of treatment, or were to successfully enter the market in advance of us with a similar or superior therapy, our business, financial condition or results of operations could be materially adversely affected.

        We cannot provide assurances that research and development by others will not render our technology or talabostat obsolete or non-competitive or result in treatments superior to any therapy or drug developed by us, or that any drug or therapy developed by us will be preferred to any existing or newly developed technologies.

Our manufacturing strategy presents a number of risks

        We do not currently have our own manufacturing facilities. We expect in the future to depend on outside contractors for the manufacture of talabostat. Completion of our clinical trials and the commercialization of talabostat will require access to, or development of, manufacturing capabilities.

We have entered into short-term arrangements with third parties with respect to the manufacture of the quantities necessary for preclinical and clinical development. As we approach later-stage clinical development and commercialization of a product candidate, however, our intention is to enter into longer-term arrangements with multiple manufacturing sources. We may not be able to enter into additional third-party manufacturing arrangements on acceptable terms, if at all. An outside contractor may give greater priority to other products or for other reasons may fail to manufacture or deliver the required supply of talabostat in a cost-effective or timely manner. Our current and future manufacturers are and will be subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign agencies for compliance with strictly enforced good manufacturing practice regulations and similar state and foreign standards, and we do not have control over our third-party manufacturers' compliance with these regulations and standards.

        Any of these factors could in the future delay clinical trials or commercialization of talabostat, interfere with sales, entail higher costs or result in us being unable to effectively sell our products. To the extent that we are reliant on a sole source of supply of a drug, any interruption in that supply could delay us in effectively developing, testing and commercializing the drug.

Our ability to generate revenues will be diminished if talabostat is not accepted in the marketplace, if we fail to obtain acceptable prices or if adequate reimbursement is not available for talabostat from third-party payors

        There are competing products to talabostat already in the market for the treatment of each therapeutic indication we are currently pursuing in clinical trials. Even if approved for sale and distribution for one or more therapeutic indications, talabostat might not achieve market acceptance for such indications or remain on the market. Talabostat may be rejected by the marketplace due to many factors, including cost and the perceived risks versus the benefits of talabostat. Physicians, subjects, payors or the medical community in general may be unwilling to accept, prescribe, utilize, recommend or reimburse for talabostat for such indications.

        Our ability to commercialize our drugs may be limited due to the continuing efforts of government and third-party payors to contain or reduce the costs of health care through various means. For example, in many markets outside the U.S., the pricing and profitability of prescription pharmaceuticals are subject to government control. In the U.S., we expect that there will continue to be federal and state proposals to implement additional government control. For example, the recently enacted Medicare Prescription Drug, Improvement, and Modernization Act of 2003 provides a new Medicare prescription drug benefit beginning in 2006 and mandates other reforms. Although we cannot predict the full effects on our business of the implementation of this new legislation, it is possible that the new benefit will result in decreased reimbursement for prescription drugs which may further exacerbate industry-wide pressure to reduce the prices charged for prescription drugs. This could harm our ability to market talabostat and generate revenues.

        Also, increasing emphasis on managed care in the U.S. and the possibility of government regulation of prescription drug prices will likely continue to put additional pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we might otherwise achieve for talabostat in the future. Further, cost control initiatives could adversely affect our ability to commercialize talabostat and our ability to realize profits and revenues from this commercialization.

        Our ability to commercialize pharmaceutical products, alone or with distributors or others, may depend in part on the extent to which reimbursement for the products will be available from:

  •
  government and health administration authorities;

  •
  private health insurers; and

  •
  other third-party payors.

        Significant uncertainty exists as to the reimbursement status of newly approved healthcare products Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. Third-party insurance coverage may not be available to subjects for any products we discover and develop, alone or with our strategic alliance partners. If government and other third-party payors do not provide adequate coverage and reimbursement levels for talabostat, the market acceptance of these products may be reduced.

We use hazardous chemicals and radioactive and biological materials in our business; any disputes relating to improper use, handling, storage or disposal of these materials could be time-consuming and costly

        Our preclinical and clinical operations involve the use of certain hazardous materials, including certain chemicals and radioactive and biological materials. The hazardous materials used most frequently by us in our operations include sodium chromate containing chromium-51 (51 Cr), nucleotides containing phosphorus-32 (32 P) and phenol. Our operations also produce hazardous waste products. We are subject to the risk of accidental contamination or discharge or any resultant injury from these materials, and we do not maintain liability insurance for contamination or injury resulting from the use of the materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We could be subject to damages, fines and penalties in the event of an improper or unauthorized release of, or exposure of individuals to, these hazardous materials, and our liability could exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our business. To date, our compliance costs with respect to environmental laws and regulations have been minimal.

We may be sued for product or operational liability

        We may be held liable if any of our products or operations cause injury or death or are found otherwise unsuitable during product testing, manufacturing, marketing or sale. We currently maintain a $2 million general liability policy and a $5 million annual aggregate product liability insurance related to our clinical trials consistent with industry standards. When necessary for our products, we intend to obtain additional product liability insurance. Insurance coverage may be prohibitively expensive, may not fully cover our potential liabilities or may not be available in the future. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products. If we are sued for any injury caused by our products, the litigation could consume substantial time and attention of our management and our liability could exceed our total assets.

If we lose key personnel or are unable to attract or retain additional personnel, we may be unable to develop talabostat or achieve commercialization objectives

        We are highly dependent on Donald R. Kiepert, Jr., our Chairman, President and Chief Executive Officer, Richard N. Small, our Senior Vice President, Chief Financial Officer and Treasurer, Margaret J. Uprichard, our Senior Vice President and Chief Development Officer, Michael P. Duffy, our Senior Vice President, General Counsel and Secretary, Barry Jones, our Senior Vice President for Research, as well as other key members of our management and scientific staff. To date, we have not maintained key-man liability insurance to protect against the loss of any of these personnel, with the exception of Mr. Kiepert, for whom we maintain a key-man liability insurance policy. The loss of any of these personnel may have a disruptive effect on our operations until they are replaced, and may have a material adverse effect on our product development and commercialization efforts if we are not able to attract qualified replacements.

        Our success depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel. In particular, our preclinical and clinical operations depend on our ability to attract and retain highly skilled scientists and clinical development and regulatory affairs personnel. In addition, we will need to hire additional personnel and develop additional collaborations as we continue to expand our preclinical and clinical operations. We are not aware of any key employee who plans to retire or terminate his or her employment with us in the near future. Despite our ability in the past in attracting and retaining key personnel, we cannot provide assurances that we will be able to continue to attract, retain or motivate personnel or develop or maintain such outside relationships in the future.

We have contingent liabilities relating to our historical discontinued operations that could give rise to liability risks in the future

        Prior to the sale of substantially all of our non-cash assets to Whatman in May of 2001, we were engaged in the business of developing and supplying blood filtration devices. Although Whatman contractually assumed and agreed to indemnify us and hold us harmless from and against most liabilities and obligations arising out of the conduct of our blood filtration business, we retained certain known and unknown risks that were not contractually assumed by Whatman including without limitation, (i) any of our liabilities under any benefit plan, (ii) tax liabilities incurred which relate to periods prior to the closing of the Whatman transaction, (iii) accounts payable arising prior to the closing of the Whatman transaction, (iv) any of our liabilities which were owed to our security holders in their capacity as such, and (v) our liabilities which were owed to Sepracor, Inc. arising or resulting from its respective contractual relationships with us. If for any reason Whatman is not able to satisfy any of the assumed liabilities, such outcome could have a material and adverse effect on our financial condition. Accordingly, there can be no assurances that claims arising out of our historical business and operations would not be asserted against us in the future and, if asserted, there can be no assurances that we would prevail.

If we are unable to maintain compliance with NASDAQ listing requirements, our stock could be delisted, and the trading price, volume and marketability of our stock could be adversely affected

        As of April 2, 2004, our common stock began trading on the NASDAQ Capital Market. Previously, our common stock was traded on the OTC Bulletin Board. There can be no assurances, however, that we will be able to maintain compliance with NASDAQ's present listing standards, or that NASDAQ will not implement additional listing standards with which we will be unable to comply. Failure to maintain compliance with NASDAQ listing requirements could result in the delisting of our shares from trading on the NASDAQ system, which could have a material adverse effect on the trading price, volume and marketability of our common stock.

The subsequent sale of a substantial number of shares of our common stock could cause our stock price to decline and cause our stockholders to experience substantial dilution

        In total, certain entities and individuals hold existing warrants to purchase up to 2,592,500 shares of our common stock at a weighted average exercise price of $4.10 as of October 20, 2005. In addition, certain entities and individuals hold existing options to purchase 4,195,031 shares of our common stock at an average exercise price of $3.78. The exercise and subsequent sale of a substantial amount of these warrants and options could adversely affect the market price of our common stock. To the extent we raise additional capital by issuing equity securities, all stockholders may experience substantial dilution.

Risks Relating to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively

        We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value or make us profitable.

Our stock price could be volatile and our trading volume may fluctuate substantially

        The price of our common stock has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $2.85 to a high of $6.95 in the two-year period ended October 20, 2005. Many factors could have a significant impact on the future price of our common stock, including:

  •
  progress or results of any of our clinical trials, in particular any announcements regarding the progress or results of our clinical trials for talabostat;

  •
  progress of regulatory approval of our product candidate, talabostat, and compliance with ongoing regulatory requirements;

  •
  our ability to establish collaborations for the development and commercialization of our product candidates;

  •
  market acceptance of our product candidates;

  •
  our ability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

  •
  technological innovations, new commercial products or drug discovery efforts and preclinical and clinical activities by us or our competitors;

  •
  changes in our intellectual property portfolio or developments or disputes concerning the proprietary rights of our product candidates;

  •
  our ability to obtain component materials and successfully enter into manufacturing relationships for our product candidates or establish manufacturing capacity on our own;

  •
  our ability to form strategic partnerships or joint ventures;

  •
  maintenance of our existing licensing agreement with Tufts University;

  •
  changes in government regulations;

  •
  issuance of new or changed securities analysts' reports or recommendations;

  •
  general economic conditions and other external factors;

  •
  actual or anticipated fluctuations in our quarterly financial and operating results; and

  •
  degree of trading liquidity in our common stock.

        In addition, the stock market has from time to time experienced extreme price and volume fluctuations which may be unrelated to the operating performance of particular companies. For the three-month period ended October 20, 2005, the daily trading volume for shares of our common stock ranged from 900 to 503,500 shares traded per day, and the average daily trading volume during such three-month period was only 38,117 shares traded per day. Accordingly, our investors who wish to dispose of their shares of common stock on any given trading day may not be able to do so or may be able to dispose of only a portion of their shares of common stock.

This offering will cause dilution in net tangible book value

        Purchasers in this offering will experience immediate and substantial dilution in net tangible book value of $2.78 per share (based upon an assumed public offering price of $4.30 per share). Additional dilution is likely to occur upon the exercise of options or warrants granted by us. To the extent we raise additional capital by issuing equity securities, our stockholders may experience additional substantial dilution. See "Dilution" for a detailed calculation of the dilution that will result from this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated therein by reference, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or the negative of those terms or comparable terminology. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

  •
  The safety and efficacy of our clinical development programs;

  •
  The initiation and timing of our clinical trials;

  •
  The commercialization opportunities for our product candidates;

  •
  Our estimates regarding anticipated capital requirements and our needs for additional financing;

  •
  The commercial launch of any of our product candidates;

  •
  The timing of regulatory approvals; and

  •
  Our expectations regarding licensing and strategic collaborations.

        Forward-looking statements involve risks and uncertainties, such as our objectives, forecasts, expectations and intentions. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Any or all forward-looking statements in this prospectus supplement, in the accompanying prospectus, in the documents incorporated herein by reference and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We expect to receive approximately $23,694,000 million in net proceeds from the sale of the 6,000,000 shares of common stock offered by us in this offering (approximately $27,293,100 million if the underwriters exercise their overallotment option in full), based on an assumed public offering price of $4.30 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for further clinical development of talabostat and general corporate purposes, including research and development and general and administrative expenses.

        We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term interest bearing instruments.

PRICE RANGE OF COMMON STOCK

        Our common stock has been quoted on The Nasdaq Capital Market under the symbol "POTP" since April 2, 2004. The following table shows the high and low per share sale prices of our common stock for the periods indicated.

	High	Low
2004
First Quarter	$6.80	$3.40
Second Quarter	6.95	4.91
Third Quarter	5.43	3.31
Fourth Quarter	5.96	3.76
2005
First Quarter	$6.75	$3.88
Second Quarter	4.99	3.55
Third Quarter	4.45	3.60
Fourth Quarter (through October 20, 2005)	4.35	4.05

        On October 20, 2005, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.30 per share. On October 20, 2005, there were 224 holders of record of our common stock and approximately 2,700 beneficial holders of our common stock.

DIVIDEND POLICY

        We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

        Our net tangible book value as of June 30, 2005 was approximately $21,015,652, or approximately $0.90 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of our common stock immediately after the offering. After giving effect to our sale of shares of common stock in this offering at an assumed public offering price of $4.30 per share and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2005 would have been approximately $44,709,652, or $1.52 per share. This represents an immediate increase in net tangible book value of $0.62 per share to existing stockholders and an immediate dilution in net tangible book value of $2.78 per share to purchasers of common stock in this offering.

Assumed public offering price per share	$4.30
Net tangible book value per share as of June 30, 2005	$0.90
Increase per share attributable to new investors	0.62

Pro forma net tangible book value per share after the offering	1.52
Dilution per share to new investors	$2.78

        The number of shares in the table above assumes no exercise of the underwriter's overallotment option and excludes:

  •
  an aggregate of 4,195,031 shares of common stock issuable upon the exercise of options outstanding as of October 20, 2005 at a weighted average exercise price of $3.78 per share;

  •
  an aggregate of 2,592,500 shares of common stock issuable upon the exercise of warrants outstanding as of October 20, 2005 at a weighted average exercise price of $4.10 per share; and

  •
  an aggregate of 1,485,417 shares of common stock available for issuance under our stock option plans.

        From July 1, 2005 through October 20, 2005, 71,122 shares of our common stock were issued upon exercise of options. We granted options to purchase 254,010 shares of our common stock at a weighted exercise price of $4.04, and options to purchase 53,750 shares of our common stock were cancelled and returned for further issuance under our employee stock option plan.

CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2005:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect the sale of the 6,000,000 shares of common stock offered by us at an assumed public offering price of $4.30 per share, less the underwriting discounts, commissions and estimated offering expenses payable by us.

        You should read the information in this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes incorporated by reference in the accompanying prospectus.

	June 30, 2005
	Actual	As Adjusted
	(Unaudited) (In thousands)
Shareholders' equity:
Preferred stock: $0.01 par value; 1,000,000 shares authorized and no shares issued and outstanding at June 30, 2005	$—	$—
Common stock: $0.01 par value; 75,000,000 shares authorized at June 30, 2005; 23,520,330 shares issued and 23,348,253 outstanding at June 30, 2005	235	295
Treasury stock, 172,077 shares at cost, as of June 30, 2005	(795)	(795)
Additional paid-in capital	71,328	94,962
Accumulated deficit	(49,753)	(49,753)

Total shareholders' equity	21,015	44,709

Total capitalization	$21,015	$44,709

        The number of shares in the table above excludes:

  •
  an aggregate of 4,195,031 shares of common stock issuable upon the exercise of options outstanding as of October 20, 2005 at a weighted average exercise price of $3.78 per share;

  •
  an aggregate of 2,592,500 shares of common stock issuable upon the exercise of warrants outstanding as of October 20, 2005 at a weighted average exercise price of $4.10 per share; and

  •
  an aggregate of 1,485,417 shares of common stock available for issuance under our stock option plans.

        From July 1, 2005 through October 20, 2005, 71,122 shares of our common stock were issued upon exercise of options. We granted options to purchase 254,010 shares of our common stock at a weighted exercise price of $4.04, and options to purchase 53,750 shares of our common stock were cancelled and returned for further issuance under our employee stock option plan.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below have severally agreed to purchase and we have agreed to sell to them, severally, the respective number of shares of common stock set forth opposite their names below:

Underwriter	Number of Shares
Pacific Growth Equities, LLC
CIBC World Markets Corp.

Total	6,000,000

        The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and the accompanying prospectus are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' overallotment described below.

        The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $                              per share less than the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters. The total price to the public will be $                              , the total underwriting discount will be $                              and the total gross proceeds to us will be $                  .

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 900,000 additional shares of common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement. To the extent that the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of our common stock as the number listed opposite the underwriter's name in the preceding table bears to the total number of shares of our common stock listed opposite the names of all underwriters in the preceding table. If the overallotment option is exercised in full, the total price to the public would be $                              , the total underwriting discount would be $                              and the total proceeds to us would be $                  .

        The estimated offering expenses payable by us are approximately $300,000, not including the underwriting discount, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock.

        We and each of our executive officers and directors have agreed not to sell or transfer any common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Pacific Growth Equities, LLC. Specifically, we and these other individuals and entities have agreed not to directly or indirectly:

  •
  offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise dispose of any shares of common stock or any securities convertible into, derivative of or exercisable or exchangeable for or any rights to purchase or acquire common stock; or

  •
  otherwise engage in any hedging or other transactions, including any short sale or any purchase, sale or grant of any right, including any put or call option, which is designed or reasonably expected to lead to or result in a disposition of our securities or any securities that include, relate to or derive any significant part of their value from our securities.

        Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day period after the date of this prospectus supplement, we issue an earnings release or publicly announce material news or if a material event relating to us occurs or (2) prior to the expiration of the 90-day period after the date of this prospectus supplement, we announce that we will release earnings during the 16-day period beginning on the last day of the 90-day period, the above restrictions will continue to apply to us and our executive officers and directors until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        This lockup provision applies to common stock and to securities convertible into, derivatives of or exchangeable or exercisable for common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement now has or later acquires the power of disposition, subject to certain exceptions set forth in the agreement. Pacific Growth Equities, LLC in its sole discretion may release any of the securities subject to lock-up agreements at any time without notice.

        In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the overallotment option. The underwriters may also sell shares in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing this offering that could adversely affect investors who purchase shares in this offering. In addition, in order to cover any overallotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase, shares of our common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing our common stock in this offering, if the syndicate repurchases previously distributed shares of our common stock to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Pacific Growth Equities, LLC, and CIBC World Markets Corp. and their affiliates may in the future provide investment banking, commercial banking and financial advisory services to us, for which they may in the future receive, customary fees.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

        Certain legal matters are being passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Howard Rice Nemerovsky Canady Falk & Rabkin, a Professional Corporation, San Francisco, California will pass upon certain legal matters for the underwriters.

EXPERTS

        The consolidated financial statements of Point Therapeutics, Inc. incorporated by reference to Point Therapeutics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Point Therapeutics, Inc.

$50,000,000

Common Stock
Warrants

        We may offer to the public from time to time in one or more series or issuances:

  •
  shares of our common stock; and

  •
  warrants to purchase shares of our common stock.

        Our common stock is listed on the NASDAQ SmallCap Market with the ticker symbol: "POTP."

        Before purchasing these securities, you should carefully review the Risk Factors section of this prospectus which begins on page 2.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

        We will sell the securities to underwriters or dealers, through agents, or directly to investors.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is January 12, 2005

In this prospectus, "Point," "the Company," "we," "us" and "our" refer to Point Therapeutics, Inc. and any of its subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. We may offer shares of our common stock and warrants to purchase shares of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

POINT THERAPEUTICS, INC.

        We are a Boston-based biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for a variety of cancers, certain hematopoietic disorders, type 2 diabetes and as vaccine adjuvants. Our lead product candidate, talabostat (PT-100), is a small molecule drug in Phase 2 clinical trials. Talabostat is orally-active which, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to accelerate the reconstitution of the hematopoietic system.

        We believe that talabostat and our other in-licensed DPP inhibitors represent a large market opportunity because of their wide range of potential applications, including:

  •
  Cancers: talabostat is being tested in clinical trials for use as a single agent and in combination with chemotherapeutic agents and monoclonal antibodies to treat both solid tumors and hematologic malignancies. Talabostat could also be used in combination with cancer vaccines;

  •
  Hematopoietic Disorders: talabostat is being tested in clinical trials to treat both neutropenia and anemia;

  •
  Type 2 Diabetes: our preclinical product candidate, PT-630, is being tested as a high affinity DPP-4 inhibitor to treat type 2 diabetes; and

  •
  Vaccine Adjuvants: our preclinical product candidate, PT-510, is being tested as an adjuvant to improve the response to different vaccine regimens.

        The strategy of our current clinical development program is to develop the full range of potential commercial applications of talabostat with priorities given to the fastest-to-market applications. In 2004, we initiated four Phase 2 clinical trials of talabostat. The trials are studying talabostat in combination with Taxotere® for the treatment of advanced non-small cell lung cancer, talabostat as a single agent to treat advanced metastatic melanoma, talabostat in combination with cisplatin to treat advanced metastatic melanoma, and talabostat in combination with rituximab to treat advanced chronic lymphocytic leukemia. We are also clinically developing talabostat as a potential therapy for the treatment of hematopoietic disorders.

        Our portfolio also includes two other DPP inhibitors in preclinical development—PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant. PT-630 has a high affinity for DPP-4 which is currently being developed by several pharmaceutical companies as a promising therapy to treat type 2 diabetes. PT-630 has demonstrated the ability in vitro to rapidly inhibit DPP-4 for a prolonged duration. Thus, through its ability to inhibit DPP-4, PT-630 could maintain active GLP-1, thus lowering blood glucose in type 2 diabetes. Our second preclinical DPP inhibitor, PT-510, is being developed as a potential vaccine adjuvant for both cancer and infectious disease. We have preclinical proof of principle data that indicates PT-510 upregulates cytokines and chemokines which are believed to be critical for the induction of an immune response.

        In addition to these product opportunities, we from time to time evaluate new technology to broaden our portfolio of potential products, including in-licensing, collaboration arrangements, as well as more expansive corporate relationships, including mergers and acquisitions

        Our principal executive office is located at 125 Summer Street, Boston, Massachusetts, 02110 and our telephone number is (617) 933-2130. The shares of our common stock trade on the NASDAQ SmallCap Market under the symbol "POTP." Our website address is www.pther.com.

RISK FACTORS

        In deciding whether to purchase our securities, in addition to the other information contained in this prospectus, you should consider carefully any risk factors we may include, if appropriate, in the applicable prospectus supplement. You should also consider the information under the heading "Forward-Looking Statements" below and the "Risk Factors" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2004 which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents we have incorporated by reference may contain "forward-looking" information as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. This information includes the potential size of any offering, the anticipated use of proceeds, statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our technologies and product candidates. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement and the documents we have incorporated by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, our ability to (i) successfully develop and manufacture products, (ii) obtain external funding to finance our operations, (iii) obtain the necessary governmental approvals, and (iv) obtain and enforce intellectual property rights, as well as the risk factors discussed above under the heading "Risk Factors." Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include clinical trial expenditures, research and development expenditures, acquisition or in-licensing of new technologies, capital expenditures and working capital. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds for temporary investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

        We have authority to issue 75,000,000 shares of common stock. As of December 13, 2004, we had 18,263,298 shares of common stock outstanding.

General

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock, together with our common stock or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material United States federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the date from and after which the warrants and the common stock will be separately transferable;

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  the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS

        The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our charter and by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our charter and by-laws, copies of which are on file with the SEC. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

Delaware Law

        Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers of Delaware corporations. Subject to exceptions contained therein, Section 203 provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that the stockholder becomes an interested stockholder unless:

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  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

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  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. Our certificate of incorporation and by-laws do not exclude the company from the restrictions imposed under Section 203. We expect that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in our company's control, which could depress the market price of our stock and which could deprive stockholders of opportunities to realize a premium on shares of our stock held by them.

Charter and By-Law Provisions

        Our certificate of incorporation and by-laws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. Our by-laws provide that directors may be removed only by the affirmative vote of a majority of the holders of the shares of our capital stock entitled to vote and that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring us. Our by-laws also provide that special meetings of our stockholders may only be called by the president or by our board of directors.

        Delaware's corporation law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Generally, our amended and restated by-laws may be amended or repealed by a majority vote of the board of directors or the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote. To amend our amended and restated by-laws regarding special meetings of stockholders as well as the removal and filling of vacancies of the board of directors requires the affirmative vote of at least a majority of the shares of our capital stock entitled to vote. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

PLAN OF DISTRIBUTION

        We may sell securities:

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  to or through underwriters or dealers;

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  through one or more agents; or

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  directly to purchasers or to a single purchaser.

        In addition, we may enter into transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

        We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq SmallCap Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

LEGAL MATTERS

        The validity of any securities offered by us under this prospectus will be passed upon for us by Ropes & Gray LLP. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the Registration Statement, does not include all of the information contained in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document. We are also required to file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents will be publicly available free of charge on our website at www.pther.com as soon as reasonably practicable after filing such documents with the SEC.

        You can also read the Registration Statement and our future filings with the SEC, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that we file with the Securities and Exchange Commission at its public reference room at 450 Fifth Street, N.W., Washington, DC 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the following documents already filed by us with the SEC:

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  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2004 filed with the SEC on May 14, 2004, for the fiscal quarter ended June 30, 2004 filed with the SEC on August 16, 2004 and for the fiscal quarter ended September 30, 2004 filed with the SEC on November 15, 2004 (File Nos. 000-23776);

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  Our Current Reports on Form 8-K filed with the SEC on February 26, 2004, March 9, 2004, March 17, 2004, March 25, 2004, March 30, 2004, April 1, 2004, April 2, 2004, April 29, 2004, May 5, 2004, May 11, 2004, May 24, 2004, June 8, 2004, June 16, 2004, June 17, 2004, June 22, 2004, July 1, 2004, July 8, 2004, July 22, 2004, August 2, 2004, August 4, 2004, August 5, 2004, September 22, 2004, October 25, 2004, November 2, 2004, November 8, 2004, November 30, 2004 and December 6, 2004 (File Nos. 000-23776); and

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  Our Annual Report on Form 10-K/A (File No. 000-23776) for the year ended December 31, 2003 filed with the SEC on June 1, 2004, including any subsequent amendments filed for the purpose of updating such Annual Report;

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  The description of our common stock contained in our registration statements on Forms 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such descriptions.

        Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of this offering.

        Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Point Therapeutics, Inc.
125 Summer Street, Suite 1840
Boston, MA 02110
Attention: Investor Relations
617-933-2130

        In addition, copies of these filings are also available, without charge, on our Internet website at www.pther.com as soon as reasonably practicable after they are filed electronically with the SEC.

6,000,000 Shares

POINT THERAPEUTICS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Pacific Growth Equities, LLC
CIBC World Markets

                  , 2005